Exhibit 99.1

SITO Mobile Reports First Quarter 2019 Financial Results

JERSEY CITY, N.J., May 15, 2019 -- SITO Mobile Ltd. (NASDAQ: SITO), an insights-driven Consumer Behavior and Location Sciences™ company, announced today its financial results for the first quarter ended March 31, 2019.

First Quarter Financial and Recent Business Highlights

●	Total revenue for the three months ended March 31, 2019 was $8.4 million.

●	SITO’s traditional product, mobile device advertising, comprised $4.9 million of the total revenue.

●	The remaining $3.4 million of revenue was generated from sales of a new product.

●	Sales of the Company’s new product have already generated recognized revenue of $8.8 million during the second quarter of the current fiscal year.

●	Detailed financial results for the first quarter ended March 31, 2019 are described in the financial summary sections below.

Tom Pallack, SITO’s Chief Executive Officer commented, “Our new product is a next generation tool for cross-media advertising that leverages geo data as a feedback loop to optimize marketing. We’ve chosen to apply this to the theatrical industry as the first of many verticals that we plan to approach.”

First Quarter Financial Summary

Total revenue for the three months ended March 31, 2019 declined $2.7 million, or 24%, to $8.4 million, compared to total revenue of $11.1 million for the corresponding period of 2019. This decline resulted primarily from a large, one time contract that was recognized in Q1 of 2018, as well as a decrease in the demand for the Company’s traditional products.

Gross profit for the three months ended March 31, 2019 was $2.9 million, or 34% of total revenue, compared to $4.4 million, or 40% of total revenue, in the corresponding period of 2018. The decrease in gross profit margin was due to our initial aggressive pricing of the Company’s new product.

Loss from operations for the three months ended March 31, 2018 was $4.7 million compared to a loss from operations of $5.9 million in the corresponding period of 2018.

Net loss for the three months ended March 31, 2019 was $5.0 million, or ($0.20) per basic and diluted share, compared to a net loss of $5.3 million, or ($0.22) per basic and diluted share, in the corresponding period of 2018.

Balance Sheet Summary

The Company is facing liquidity challenges due to negative cash flow. As of March 31, 2019, the Company had $1.8 million in cash and $8.5 million of accounts receivable compared to $2.6 million in cash and $10.2 million of accounts receivable as of December 31, 2018. The Company’s plans to improve cash flow include accelerating receivables collection through improvements in the collection process, monitoring and/or reducing expenditures in non-critical areas, continuing to execute the Company’s plan to seek longer and more profitable customer agreements, and seeking additional capital, as needed. There can be no assurance that the Company’s efforts will result in the resolution of the Company’s liquidity needs.

Conference call information:

Date: Wednesday, May 15, 2019

Time: 4:30 p.m. Eastern Time (ET)

Dial in Number for U.S. & Canadian Callers: 877-407-8293

Dial in Number for International Callers (Outside U.S. & Canada): 201-689-8349

The conference call will also be webcasted live on the Investor Relations section of SITO’s IR web site at http://ir.sitomobile.com/ir-calendar.

A replay will be available for 2 weeks starting on May 15, 2019 at approximately 6:00 p.m. ET. To access the replay, please dial 877-660-6853 in the U.S. and 201-612-7415 for international callers. The conference ID# is 13690934

About SITO Mobile, Ltd.

SITO turns the consumer journey into a powerful instrument for marketers, delivering actionable insights that influence behavior in real-time. Through Consumer Behavior and Location Sciences™, SITO develops customized, data-driven solutions for brands spanning strategic insights and media. Our science and products reveal a deeper, real-time understanding of customer interests, actions and experiences providing increased clarity for brands when it comes to navigating business decisions and delivering advertising. The Company is home to an internally developed, proprietary location-data technology stack, arming clients with a powerful resource for granular data, real-time insights and optimization, and delivery of successful media campaigns. Using in-store targeting, proximity targeting, geo-conquesting and attribution data, SITO creates audience profiles to develop measurable hyper-targeted campaigns for brands. For more information regarding SITO’s science, technology and customized solutions spanning media and research, visit www.sitomobile.com.

Cautionary Statement Regarding Certain Forward-Looking Information

This press release contains forward-looking statements. These statements are based on our management’s beliefs and assumptions and on information currently available to our management. Forward-looking statements include statements concerning the following: SITO’s plans and initiatives; our possible or assumed future results of operations; our ability to attract and retail customers; our ability to sell additional products and services to customers; our competitive position; our industry environment; and our potential growth opportunities. You should not place undue reliance on forward-looking statements, because they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond our control and which could materially affect results. Factors that may cause actual results to differ materially from current expectations include, among other things, those listed under “Risk Factors” in our Annual Report on Form 10-K, for the year ended December 31, 2017, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, and the reports we file with the SEC. Actual events or results may vary significantly from those implied or projected by the forward-looking statements due to these risk factors. No forward-looking statement is a guarantee of future performance. You should read our Annual Report on Form 10-K, our Quarterly Report on Form 10-Q and the documents that we reference in our Annual Report on Form 10-K, our Quarterly Report on Form 10-Q and have filed as exhibits thereto with the Securities and Exchange Commission, or the SEC, with the understanding that our actual future results and circumstances may be materially different from what we expect. Forward-looking statements are made based on management’s beliefs, estimates and opinions on the date the statements are made and we undertake no obligation to update forward-looking statements if these beliefs, estimates and opinions or other circumstances should change, except as may be required by applicable law. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

Contact:

Investor Relations

Rob Fink

Hayden IR

Phone: 646.415.8972

Email: SITO@haydenir.com

Source: SITO Mobile, Ltd.

SITO MOBILE, LTD.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	For the Three Months Ended March 31,
	2019	2018

Revenue
Media placement	$8,430,376	$11,144,652
Total revenue	8,430,376	11,144,652

Cost of Revenue
Cost of revenue	5,572,737	6,697,876
Gross profit	2,857,639	4,446,776

Operating Expenses
Sales and marketing	4,038,116	5,260,251
General and administrative	3,401,172	4,949,383
Depreciation and amortization	148,826	185,805
Total operating expenses	7,588,114	10,395,439

Loss from operations	(4,730,475)	(5,948,663)

Other Income (Expense)
(Loss) gain on revaluation of warrant liability	(319,761)	641,216
Other income	388	86,079
Interest (expense) income, net	(155)	3,974

Net loss before income taxes	(5,050,003)	(5,217,394)

Income tax expense	520	(31,385)

Net loss from operations	$(5,049,483)	$(5,248,779)

Basic and diluted net (loss) per share	$(0.20)	$(0.22)

Basic and diluted weighted average shares outstanding	25,545,362	23,724,307

SITO MOBILE, LTD.

CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31, 2019 (Unaudited)	December 31, 2018
Assets
Current assets
Cash and cash equivalents	$1,759,927	$2,597,246
Accounts receivable, net	8,515,888	10,206,664
Other receivable	58,410	-
Other prepaid expenses	343,917	469,041

Total current assets	10,678,142	13,272,951

Property and equipment, net	311,000	331,635

Other assets
Capitalized software development costs, net	1,382,839	861,699
Intangible assets:
Patents	606,366	630,857
Other intangible assets, net	829,257	897,007
Operating Lease ROU Assets, net	243,010	311,717
Goodwill	6,444,225	6,444,225
Other assets	124,633	125,543

Total other assets	9,630,330	9,271,048

Total assets	$20,619,472	$22,875,634

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$6,126,305	$4,377,805
Accrued expenses	4,362,357	4,610,146
Other current liabilities	376,859	3,571
Deferred revenue	175,000	264,493
Operating lease liabilities	260,610	307,536
Warrant liability	494,445	174,684

Total current liabilities	11,795,576	9,738,235

Long-term liabilities
Operating lease liabilities	-	27,062
Other liabilities	6,744	7,644

Total long-term liabilities	6,744	34,706

Total liabilities	11,802,320	9,772,941

Commitments and contingencies

Stockholders’ Equity
Common stock, $.001 par value; 100,000,000 shares authorized, 25,641,812 shares issued and outstanding as of March 31, 2019; and 25,529.078 December 31, 2018 respectively	25,642	25,529
Additional paid-in capital	186,747,725	185,983,896
Accumulated deficit	(177,956,215)	(172,906,732)

Total stockholders’ equity	8,817,152	13,102,693

Total liabilities and stockholders’ equity	$20,619,472	$22,875,634

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